Exhibit 99.1

AssetMark Reports Record $63.2B Platform Assets for Second Quarter 2020

CONCORD, Calif., August 4, 2020 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended June 30, 2020.

Second Quarter 2020 Financial and Operational Highlights

•	Net loss for the quarter was $9.3 million, or $0.14 per share.
•	Adjusted net income for the quarter was $15.1 million, or $0.21 per share, on total revenue of $99.1 million.
•	Adjusted EBITDA for the quarter was $25.3 million, or 25.6% of total revenue.
•

Platform assets increased 12.8% year-over-year and 12.9% quarter-over-quarter to $63.2 billion, aided by quarterly net flows of $907 million and market impact net of fees of $6.3 billion. Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 8.9%.

•

More than 2,400 new households and 178 new producing advisors joined the AssetMark platform during the second quarter. In total, as of June 30, 2020 there were over 8,400 advisors (over 2,300 were engaged advisors) and over 179,000 investor households on the AssetMark platform.

•	We realized 16.3% annualized production lift from existing advisors for the second quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“AssetMark continues to grow. In the second quarter, we added 178 new producing advisors and had net flows of $907 million. Platform assets ended the second quarter at $63.2 billion, an all-time high,” said Charles Goldman, President and CEO. “This growth, while muted relative to the same period last year, demonstrates the resilience of AssetMark’s model as we navigate a very challenging environment.”

Goldman concluded, “The industry landscape continues to change and during the pandemic, we see that change accelerating. Investors are looking for more from advisors. Advisors who adopt a fiduciary model, focus on financial planning and use technology to scale their practices, are best positioned to win. AssetMark’s platform delivers capacity and capabilities for advisors so they can focus on their clients, scale their practices and grow faster.”

Second Quarter 2020 Key Operating Metrics

	2Q20	2Q19	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	56,025	49,695	12.7%
Net flows (millions of dollars)	907	1,514	(40.1%)
Market impact net of fees (millions of dollars)	6,297	1,053	498.2%
Acquisition impact (millions of dollars)	0	3,789	NM
Platform assets (at period-end) (millions of dollars)	63,229	56,051	12.8%
Net flows lift (% of beginning of year platform assets)	1.5%	3.4%	(190 bps)
Advisors (at period-end)	8,474	7,899	7.3%
Engaged advisors (at period-end)	2,327	2,125	9.5%
Assets from engaged advisors (at period-end) (millions of dollars)	56,095	49,455	13.4%
Households (at period-end)	179,166	155,372	15.3%
New producing advisors	178	280	(36.4%)
Production lift from existing advisors (annualized %)	16.3%	24.9%	(860 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	44,455	37,941	17.2%
ATC client cash (at period-end) (millions of dollars)	2,960	1,493	98.2%

Financial metrics:
Total revenue (millions of dollars)	99	104	(5.1%)
Net income (loss) (millions of dollars)	(9.3)	3.2	NM
Net income (loss) margin (%)	(9.4%)	3.1%	(1250 bps)
Capital expenditure (millions of dollars)	6.2	5.9	5.3%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	25.3	28.6	(11.4%)
Adjusted EBITDA margin (%)	25.6%	27.4%	(180 bps)
Adjusted net income (millions of dollars)	15.1	16.6	(8.9%)

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its second quarter 2020 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: August 4, 2020
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•

Phone: Listeners can pre-register for the conference call here: http://www.directeventreg.com/registration/event/7343399. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from August 4, 2020.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $63.2 billion in platform assets as of June 30, 2020 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our market share and the size of our addressable market, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com.

Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is expected to be filled the week of August 10, 2020. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,584	$96,341
Restricted cash	8,500	9,000
Investments, at fair value	8,224	7,275
Fees and other receivables, net	8,939	9,679
Income tax receivable, net	1,786	3,994
Other current assets	11,690	6,565
Total current assets	132,723	132,854
Property, plant and equipment, net	6,902	7,067
Capitalized software, net	68,578	69,814
Other intangible assets, net	658,638	651,915
Operating lease right-of-use assets	31,520	—
Goodwill	338,848	327,310
Total assets	$1,237,209	$1,188,960
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$297	$967
Accrued liabilities and other current liabilities	34,206	40,610
Total current liabilities	34,503	41,577
Long-term debt, net	121,850	121,692
Other long-term liabilities	15,043	16,440
Long-term portion of operating lease liabilities	35,579	—
Deferred income tax liabilities, net	150,795	150,390
Total long-term liabilities	323,267	288,522
Total liabilities	357,770	330,099
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 72,390,080 shares issued and outstanding as of June 30, 2020 and December 31, 2019)	72	72
Additional paid-in capital	823,528	796,406
Retained earnings	55,839	62,383
Total stockholders’ equity	879,439	858,861
Total liabilities and stockholders’ equity	$1,237,209	$1,188,960

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Asset-based revenue	$94,712	$94,273	$200,362	$177,336
Spread-based revenue	3,549	8,810	11,500	16,359
Other revenue	870	1,400	2,159	3,102
Total revenue	99,131	104,483	214,021	196,797
Expenses:
Asset-based expenses	30,084	31,625	65,099	59,727
Spread-based expenses	433	1,595	1,722	2,073
Employee compensation	45,364	35,489	88,861	67,374
General and operating expenses	13,383	13,135	32,748	25,427
Professional fees	3,160	4,469	6,991	6,855
Depreciation and amortization	8,747	7,613	17,156	14,509
Total expenses	101,171	93,926	212,577	175,965
Interest expense	1,474	4,031	3,101	8,055
Other (income) expense	(39)	—	11	—
Income (loss) before income taxes	(3,475)	6,526	(1,668)	12,777
Provision for income taxes	5,805	3,289	4,876	6,729
Net income (loss)	(9,280)	3,237	(6,544)	6,048
Unrealized gain on investments, net of tax	—	—	—	—
Net comprehensive income (loss)	$(9,280)	$3,237	$(6,544)	$6,048
Net income (loss) per share attributable to common stockholders:
Net income (loss) per share, basic and diluted	$(0.14)	$0.05	$(0.10)	$0.09
Weighted average number of common shares outstanding, basic	67,208,746	66,150,000	67,175,603	66,150,000
Weighted average number of common shares outstanding, diluted	67,208,746	66,150,000	67,175,603	66,150,000

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(6,544)	$6,048
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	17,156	14,509
Interest	158	347
Deferred income taxes	593	20
Share-based compensation	27,122	10,452
Changes in certain assets and liabilities:
Fees and other receivables, net	1,333	(1,461)
Receivables from related party	—	(314)
Other current assets	2,550	(2,012)
Accounts payable, accrued expenses and other liabilities	(15,072)	(17,675)
Income tax receivable and payable	2,208	(2,406)
Net cash provided by operating activities	29,504	7,508
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Global Financial Private Capital, LLC	—	(35,906)
Purchase of WBI OBS Financial, LLC, net of cash received	(18,561)	—
Purchase of investments	(1,497)	(21)
Sale of investments	5	—
Purchase of property and equipment	(704)	(838)
Purchase of computer software	(12,004)	(9,823)
Net cash used in investing activities	(32,761)	(46,588)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	—	(1,250)
Net cash (used in) provided by financing activities	—	(1,250)
Net change in cash, cash equivalents, and restricted cash	(3,257)	(40,330)
Cash, cash equivalents, and restricted cash at beginning of period	105,341	112,354
Cash, cash equivalents, and restricted cash at end of period	$102,084	$72,024
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$2,674	$8,966
Interest paid	$2,939	$7,708
Non-cash operating activities:
Non-cash changes to right-of-use assets	$38,495	$—
Non-cash changes to lease liabilities	$39,839	$—

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three and six months ended June 30, 2020 and 2019 (unaudited).

	Three Months Ended June 30,		Three Months Ended June 30,
(in thousands except for percentages)	2020	2019	2020	2019
Net income (loss)	$(9,280)	$3,237	(9.4)%	3.1%
Provision for income taxes	5,805	3,289	5.9%	3.1%
Interest income	(249)	(730)	(0.3)%	(0.7)%
Interest expense	1,474	4,031	1.5%	3.9%
Amortization/depreciation	8,747	7,613	8.9%	7.3%
EBITDA	6,497	17,440	6.6%	16.7%
Share-based compensation(1)	13,934	5,226	14.0%	5.0%
IPO readiness(2)	—	767	—	0.8%
Reorganization and integration costs(3)	44	130	—	0.1%
Acquisition expenses(4)	3,648	5,031	3.7%	4.8%
Business continuity plan(5)	1,245	—	1.3%	—
Unrealized (gain) loss in investments	(39)	—	—	—
Adjusted EBITDA	$25,329	$28,594	25.6%	27.4%

	Six Months Ended June 30,		Six Months Ended June 30,
(in thousands except for percentages)	2020	2019	2020	2019
Net income (loss)	$(6,544)	$6,048	(3.1)%	3.1%
Provision for income taxes	4,876	6,729	2.3%	3.4%
Interest income	(731)	(1,622)	(0.3)%	(0.8)%
Interest expense	3,101	8,055	1.4%	4.1%
Amortization/depreciation	17,156	14,509	8.0%	7.3%
EBITDA	17,858	33,719	8.3%	17.1%
Share-based compensation(1)	27,122	10,452	12.7%	5.3%
IPO readiness(2)	—	1,335	—	0.7%
Reorganization and integration costs(3)	147	787	0.1%	0.4%
Acquisition expenses(4)	7,225	5,031	3.4%	2.6%
Business continuity plan(5)	1,341	—	0.6%	—
Unrealized loss in investments	11	—	—	—
Adjusted EBITDA	$53,704	$51,324	25.1%	26.1%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. These expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.

(5)

“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three and six months ended June 30, 2020 and 2019, broken out by compensation and non-compensation expenses.

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$13,934	$—	$13,934	$5,226	$—	$5,226
IPO readiness(2)	—	—	—	—	767	767
Reorganization and integration costs(3)	44	—	44	127	3	130
Acquisition expenses(4)	2,318	1,330	3,648	2,145	2,886	5,031
Business continuity plan(5)	986	259	1,245	—	—	—
Unrealized (gain) loss in investments	—	(39)	(39)	—	—	—
Total adjustments to adjusted EBITDA	$17,282	$1,550	$18,832	$7,498	$3,656	$11,154

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	14.0%	—	14.0%	5.0%	—	5.0%
IPO readiness(2)	—	—	—	—	0.8%	0.8%
Reorganization and integration costs(3)	—	—	—	0.1%	—	0.1%
Acquisition expenses(4)	2.4%	1.3%	3.7%	2.0%	2.8%	4.8%
Business continuity plan(5)	1.0%	0.3%	1.3%	—	—	—
Unrealized (gain) loss in investments	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	17.4%	1.6%	19.0%	7.1%	3.6%	10.7%

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$27,122	$—	$27,122	$10,452	$—	$10,452
IPO readiness(2)	—	—	—	—	1,335	1,335
Reorganization and integration costs(3)	149	(2)	147	689	98	787
Acquisition expenses(4)	3,450	3,775	7,225	2,145	2,886	5,031
Business continuity plan(5)	1,082	259	1,341	—	—	—
Unrealized loss in investments	—	11	11	—	—	—
Total adjustments to adjusted EBITDA	$31,803	$4,043	$35,846	$13,286	$4,319	$17,605

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	12.7%	—	12.7%	5.3%	—	5.3%
IPO readiness(2)	—	—	—	—	0.7%	0.7%
Reorganization and integration costs(3)	0.1%	—	0.1%	0.4%	—	0.4%
Acquisition expenses(4)	1.6%	1.8%	3.4%	1.1%	1.5%	2.6%
Business continuity plan(5)	0.5%	0.1%	0.6%	—	—	—
Unrealized loss in investments	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	14.9%	1.9%	16.8%	6.8%	2.2%	9.0%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. These expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)	“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce due to the COVID-19 pandemic.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three and six months ended June 30, 2020 and 2019 (unaudited).

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$(9,280)			$3,237
Acquisition-related amortization(1)	$—	$5,108	5,108	$—	$5,108	5,108
Expense adjustments(2)	3,348	1,589	4,937	2,272	3,656	5,928
Share-based compensation	13,934	—	13,934	5,226	—	5,226
Unrealized (gain) loss in investments	—	(39)	(39)	—	—	—
Tax effect of adjustments(3)	(870)	1,354	484	(591)	(2,278)	(2,869)
Adjusted net income	$16,412	$8,012	$15,144	$6,907	$6,486	$16,630

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$(6,544)			$6,048
Acquisition-related amortization(1)	$—	$10,216	10,216	$—	$10,216	10,216
Expense adjustments(2)	4,680	4,032	8,712	2,834	4,319	7,153
Share-based compensation	27,122	—	27,122	10,452	—	10,452
Unrealized loss in investments	—	11	11	—	—	—
Tax effect of adjustments(3)	(1,217)	(5,449)	(6,666)	(737)	(3,779)	(4,516)
Adjusted net income	$30,585	$8,810	$32,851	$12,549	$10,756	$29,353

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Chris Blake

MSR Communications

chris@msrcommunications.com

SOURCE: AssetMark Financial Holdings, Inc.